FOR IMMEDIATE RELEASE
                                         For further information contact:
                                         William F. Keefe, Exec. VP & CFO
                                         (908) 859-9539

                                         Jill A. Pursell, Asst. VP & Secretary
                                         (908) 859-9559



                   VISTA CONTINUES ITS STOCK BUY BACK PROGRAM


     Phillipsburg, New Jersey, March 31, 1999 --Vista Bancorp's (NASDAQ:VBNJ) board of directors has announced the continuation of the Company's Stock Buy-Back Plan and authorized an additional repurchase of 100,000 shares in the aggregate of the company's common stock, in open market purchases from time to time at the discretion of the Company's management. This announcement increases the aggregate number of shares for repurchase to 200,000.

     Vista intends to effect such purchases, if any, in compliance with the Rule 10b-18 under the Securities Exchange Act of 1934.











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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, the impact of competitive products and pricing, the management of growth, and the other risks detailed from time to time in the Company=s SEC reports, including the report on Form 10-K for the period ended December 31, 1998.
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